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                                                                       EXHIBIT A

                                    AGREEMENT

The undersigned agree that this Amendment No. 2 to Schedule 13G dated February 9, 2007 relating to the Common Stock, $.002 par value of Everlast Worldwide Inc. shall be filed on behalf of the undersigned.

                                        GUERRILLA CAPITAL MANAGEMENT, LLC


                                        /s/ Peter Siris
                                        ----------------------------------------
                                        By: Peter Siris
                                        Title: Managing Member


                                        GUERRILLA PARTNERS, LP*

                                        By: Guerrilla Capital Management, LLC


                                        /s/ Peter Siris
                                        ----------------------------------------
                                        By: Peter Siris
                                        Title: Managing Member

SK 02550 0001 745239